Exhibit 99.1

      Capital Lease Funding Announces First Quarter 2007 Results

    NEW YORK--(BUSINESS WIRE)--May 7, 2007--Capital Lease Funding, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the first quarter ended March 31, 2007.

    First Quarter 2007 Highlights:

    --  Added $58 Million of New Properties to the Portfolio and
        Agreed to Acquire $364 Million, 18 Property Net Lease
        Portfolio

    --  Revenues Increased 24%, to $35.2 Million, from the First
        Quarter of 2006

    --  Funds from Operations of $8.2 Million(1)

    First Quarter 2007 Results:

    For the quarter ended March 31, 2007, the Company's total revenues increased 24% to $35.2 million, compared to $28.3 million in the comparable period in 2006. Net loss to common stockholders for the first quarter of 2007 was $93 thousand, or rounded to $0.00 per share, compared to net income of $1.6 million, or $0.06 per share, in the comparable period of 2006. Funds from operations (FFO) increased 16% to $8.2 million, compared to $7.0 million in the comparable period in 2006. On a per share basis, FFO decreased 4% to $0.24 per share, compared to $0.25 per share in the comparable period of 2006. 2006 results included approximately $0.04 of gain on sale and fee income from the Company's lending business, as compared to no gain on sale or fee income in the first quarter of 2007.

    As of March 31, 2007, the Company's portfolio before depreciation and amortization was approximately $1.7 billion. On March 16, 2007, the Company announced the signing of a definitive agreement to acquire a $364.4 million 18 property net lease portfolio, leased to five separate tenants, and this acquisition closed on April 18. Including this transaction, the Company's portfolio now exceeds $2.0 billion, with about 78% invested in owned properties. Approximately 93% of the Company's owned properties are leased to investment grade rated tenants, and approximately 88% of the overall portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities. The Company's weighted average remaining lease term on its owned property portfolio is approximately 10 years, and is 19 years on the leases underlying its loan portfolio.

    Paul McDowell, Chief Executive Officer, stated, "As expected, we had a modest quarter in terms of new properties closed, but we are very pleased by our first large portfolio purchase that we closed early in the second quarter. With this purchase, we have solidified our position as primarily an owner of single tenant properties leased to high credit quality tenants. Our owned property portfolio now exceeds 10 million square feet in just over three years since our initial public offering. The weighted average underlying tenant credit rating on our owned property portfolio is solidly investment grade at single A. This transaction is strongly accretive in 2007 and will add meaningfully to dividend coverage. We have built a stable platform of assets and, while competitive market conditions continue, we remain confident in our ability to continue to add high quality assets at returns that are accretive for the long-term."

    Balance Sheet:

    At March 31, 2007, the Company had total assets of $1.7 billion, including $1.2 billion in net real estate investments, $269 million in loan investments, and $182 million in securities available for sale. The Company's portfolio was financed with long-term fixed rate mortgage and CDO debt of $1.1 billion, and $224 million of short-term variable rate borrowings hedged in anticipation of long-term financing. As of March 31, 2007, approximately 87% of the portfolio was financed with long-term fixed rate debt.

    Dividends:

    In the first quarter of 2007, the Company declared a cash dividend on its common stock in the amount of $0.20 per share. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

    The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

    2007 Guidance:

    CapLease is affirming the guidance it provided in its April 19, 2007 press release. CapLease expects full year 2007 FFO per share and earnings per share (EPS) to be in the range of $1.05 to $1.08, and $(0.04) to $(0.07), respectively. Guidance does not include any material impact from gain on sale activity in the loan portfolio or otherwise. The Company also continues to expect 2007 cash available for distribution, or CAD, to be significantly in excess of its 2007 cash dividend.

    CapLease expects FFO per share and EPS for the second quarter of 2007 to be in the range of $0.21 to $0.23, and ($0.06) to ($0.08), respectively, inclusive of approximately $2.6 million of expenses associated with the bridge facility entered into in connection with the 18 property net lease portfolio.

    The difference between FFO and EPS is primarily depreciation and amortization expense on real estate investments.

    The Company's guidance includes the impact of the recent portfolio purchase and the Company's assumptions about new investments and the raising of additional capital during the remainder of 2007. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's first quarter 2007 results at 11:00 a.m.
(Eastern Time) today. Hosting the call will be Paul H. McDowell, Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

    Interested parties may listen to the conference call by dialing
(800) 811-8824 or (913) 981-4903 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.

    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for approximately fourteen days following the call. A recording of the call also will be available beginning at approximately 2:00 p.m. (Eastern Time) today by dialing (888) 203-1112 or (719) 457-0820 for international participants and entering passcode 4896071. The replay will be available until midnight May 22, 2007.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) and cash available for distribution
(CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company's financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash or non-recurring items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company's calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, loss provisions on loans and securities (if any), above or below market rent amortization and stock-based compensation, and to include capital expenditures on investments in real property and capitalized interest expense (if any).

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to make additional investments in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our investments;

    -- increases in our financing costs, our general and administrative costs and/or our property expenses;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  our ability to raise additional capital;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.

    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Annual Report on Form 10-K, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

    (1) Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Income Statements
For the three months ended March 31, 2007 and 2006
(Unaudited)

                                                 For the Three Months
                                                    Ended March 31
(Amounts in thousands, except per share amounts)   2007       2006
----------------------------------------------------------------------
Revenues:
  Rental revenue                                 $  24,122  $  17,022
  Interest income from loans and securities          8,401      8,214
  Property expense recoveries                        2,492      1,910
  Gains on sale of mortgage loans and securities         -        645
  Other revenue                                        149        557
----------------------------------------------------------------------
Total revenues                                      35,164     28,348
----------------------------------------------------------------------
Expenses:
  Interest expense                                  19,051     14,025
  Property expenses                                  4,320      3,565
  (Gain) loss on derivatives                            11         (4)
  General and administrative expenses                2,610      2,343
  General and administrative expenses-stock
   based compensation                                  323        671
  Depreciation and amortization expense on real
   property                                          8,203      5,378
  Loan processing expenses                              73         67
----------------------------------------------------------------------
Total expenses                                      34,591     26,045
----------------------------------------------------------------------
Income before minority interest and taxes              573      2,303
Minority interest in consolidated entities               1          -
----------------------------------------------------------------------
Income from continuing operations                      574      2,303
Income from discontinued operations                     44         49
----------------------------------------------------------------------
Net income                                             618      2,352
Dividends allocable to preferred shares               (711)      (711)
----------------------------------------------------------------------
Net income (loss) allocable to common
 stockholders                                    $     (93) $   1,641
----------------------------------------------------------------------

Earnings per share:
  Net income (loss) per common share, basic and
   diluted                                       $   (0.00) $    0.06
  Weighted average number of common shares
   outstanding, basic and diluted                   34,122     27,893
Dividends declared per common share              $    0.20  $    0.20
Dividends declared per preferred share           $    0.51  $    0.51



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2007 and December 31, 2006

                                                As Of        As Of
(Amounts in thousands, except share and per   March 31,   December 31,
 share amounts)                                  2007         2006
----------------------------------------------------------------------
Assets
Real estate investments, net                 $ 1,160,110  $ 1,115,001
Loans held for investment                        269,273      273,170
Securities available for sale                    182,334      183,066
Cash and cash equivalents                         10,044        4,425
Asset held for sale                                5,413        2,942
Structuring fees receivable                        3,093        3,253
Other assets                                      71,538       62,443
----------------------------------------------------------------------
Total Assets                                 $ 1,701,805  $ 1,644,300
----------------------------------------------------------------------
Liabilities and Stockholders' Equity
Mortgages on real estate investments         $   829,580  $   794,773
Collateralized debt obligations                  268,199      268,190
Repurchase agreement and other short-term
 financing obligations                           224,427      195,485
Other long-term debt                              30,930       30,930
Intangible liabilities on real estate
 investments                                      19,766       19,693
Accounts payable, accrued expenses and other
 liabilities                                      17,296       17,132
Dividends and distributions payable                7,646        7,582
----------------------------------------------------------------------
Total liabilities                              1,397,844    1,333,785
----------------------------------------------------------------------
Minority interest                                  2,806        2,859
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par value,
   100,000,000 shares authorized, Series A
   cumulative redeemable preferred,
   liquidation preference $25.00 per share,
   1,400,000 shares issued and outstanding        33,657       33,657
  Common stock, $0.01 par value, 500,000,000
   shares authorized, 34,413,061 and
   34,091,829 shares issued and outstanding,
   respectively                                      344          341
  Additional paid in capital                     271,268      277,918
  Accumulated other comprehensive loss            (4,114)      (4,260)
----------------------------------------------------------------------
Total Stockholders' Equity                       301,155      307,656
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity   $ 1,701,805  $ 1,644,300
----------------------------------------------------------------------



Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three months ended March 31, 2007 and 2006

The following is a reconciliation of net income to FFO applicable to common stockholders:



                                                 For the Three Months
                                                    Ended March 31
(in thousands, except per share amounts)              2007       2006
----------------------------------------------------------------------
Net income (loss) allocable to common
 stockholders                                    $     (93) $   1,641
Adjustments:
  Add: Minority interest-OP units                       (1)         -
  Add: Depreciation and amortization expense on
   real property                                     8,203      5,378
  Add: Depreciation and amortization expense on
   discontinued operations                              43          -
----------------------------------------------------------------------
Funds from operations                            $   8,152  $   7,019
----------------------------------------------------------------------

Weighted average number of common shares
 outstanding, basic and diluted                     34,122     27,893
Weighted average number of OP units outstanding        263          -
                                                 ---------------------
Weighted average number of common shares and OP
 units outstanding, basic and diluted               34,385     27,893

Net income (loss) per common share, basic and
 diluted                                         $   (0.00) $    0.06
Funds from operations per share                  $    0.24  $    0.25

Gains on sale of mortgage loans and securities   $       -  $     645


    CONTACT: ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com